Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 33-96852, 333-82526, and 333-181173) of Mid-America Apartment Communities, Inc.,

(2)	Registration Statement (Form S-3 No. 333-180257) pertaining to the Dividend and Distribution Reinvestment and Share Purchase Plan of Mid-America Apartment Communities, Inc.,

(3)	Registration Statement (Form S-8 No. 333-123945) pertaining to the Non-Qualified Deferred Compensation Plan for Outside Company Directors of Mid-America Apartment Communities, Inc.,

(4)
Registration Statement (Form S-8 No. 333-115834) pertaining to the Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan and the 2004 Stock Plan of Mid-America Apartment Communities, Inc., and

(5)	Registration Statement (Form S-8 No. 33-91416) pertaining to the 1994 Employee Stock Purchase Plan of Mid-America Apartment Communities, Inc.

of our report dated March 22, 2013, with respect to the consolidated financial statements and schedule of Mid-America Apartments, L.P., included in the Current Report (Form 8-K) of Mid-America Apartment Communities, Inc. dated March 22, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Memphis, Tennessee
May 3, 2013